UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

Amendment No. 2 to

FORM 8-K

CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 18, 2010 (August 30, 2010)

CMONEY, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	333-167176	75-3260546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd., 5th Floor, Sugar Land, Texas 77478
(Address of principal executive offices, including zip code)

(713) 589-5393
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿶	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, demand and acceptance of services, changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission (the “SEC”). All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

EXPLANATORY NOTE

On October 19, 2010, cMoney, Inc. (the “Company”) filed an amendment to its Current Report on Form 8-K (“Amendment No. 1”) filed on September 21, 2010.  This Amendment No. 2 is filed solely to include the letters from MaloneBailey LLP (“Malone”) to the Securities and Exchange Commission, which letters are appended hereto as Exhibit 7 and Exhibit 16.1, respectively.

ITEM 4.01                      CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Prior to its resignation, Malone issued an unqualified opinion on the financial statements of the Company for the years ended December 31, 2009 and 2008 in its audit report dated May 10, 2010.

Malone was engaged by the Company during its fiscal years ended December 31, 2008 and December 31, 2009, respectively, through August 30, 2010, the date that Malone resigned as the Company’s independent auditor.  During this period there were, subject to the following paragraph, no reportable events or disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Malone, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their audit report dated May 10, 2010 for the financial statements of the Company for the years ended December 31, 2009 and 2008.

On August 30, 2010 the Company was notified by Malone that it was resigning as the Company’s independent auditor and withdrawing its opinion regarding the Company’s financial statements for the years ended December 31, 2008 and 2009, each as a result of Malone’s belief that the Company’s former management had deliberately made materially misleading statements to Malone in the course of its audit of the Company’s financial statements for the fiscal years ended December 31, 2008 and December 31, 2009 as well as the subsequent interim period.  Malone further advised the Company that the materially misleading statements that it believed had been made to it had rendered the Company’s financial statements misleading and could as a result no longer be relied upon.

ITEM 4.02                      NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On August 30, 2010 the Company was notified by Malone that it was resigning as the Company’s independent auditor and withdrawing its opinion regarding the Company’s financial statements for the years ended December 31, 2008 and 2009, each as a result of Malone’s belief that the Company’s former management had deliberately made materially misleading statements to Malone in the course of its audit of the Company’s financial statements for the fiscal years ended December 31, 2008 and December 31, 2009 as well as the subsequent interim period.  Malone further advised the Company that the materially misleading statements that it believed had been made to it had rendered the Company’s financial statements misleading and could as a result no longer be relied upon.

Larry Wilson, the chairman of the board of directors of the Company, discussed the matters disclosed in this Amendment with Malone including, but not limited to, the provision of certain documentation related thereto to Malone.  Unfortunately, the Company was unable to resolve these matters to Malone’s satisfaction.

As a result of Malone’s resignation as the Company’s independent auditor, the Company has determined that it must engage a new independent registered public accounting firm to act as its independent auditor.  The Company is actively reviewing firms that it may seek to engage, which firm must be willing to audit the Company’s financial statements for its fiscal years ended December 31, 2008 and December 21, 2009, respectively, in addition to conduct a review of the Company’s financial statements for the interim period commencing January 1, 2010 and ending on June 30, 2010.

As a precondition for being considered for engagement as the Company’s new independent auditor, such firm’s appointment must have been approved by the board of directors of the Company.  Further, the Company may not at any time preceding the date of appointment of such firm have consulted with it regarding: (i) the application of accounting principles to a specified transactions; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; (ii) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (iv) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d)          Exhibits.  The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K/A.
Exhibit No.	Description
7	Letter from MaloneBailey LLP to the SEC

16.1	Letter from MaloneBailey LLP to the SEC

Filed herewith.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 19, 2010

CMONEY, INC.

By:	/s/ Larry Wilson
Name:	Larry Wilson
Title:	Chairman of the Board